UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2012

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 13, 2012, Lone Pine Resources Inc.’s (“Lone Pine”) wholly-owned subsidiary, Lone Pine Resources Canada Ltd. (“LPR Canada”) entered into an Agreement for Purchase and Sale (the “Agreement”) with Canadian Natural Resources Limited (“CNRL”), pursuant to which LPR Canada has agreed to sell to CNRL certain natural gas properties located in the Wild River area of Alberta, Canada (the “Wild River Assets”). The effective date of the purchase and sale of the Wild River Assets is October 1, 2012 (the “Effective Date”). The transaction is expected to close on or about December 14, 2012, subject to certain customary closing conditions, as described below.

The total consideration to be received by LPR Canada for the Wild River Assets is Cdn$82,000,000 in cash, subject to customary adjustments to reflect the operation of the Wild River Assets prior to the closing, and the effect of any uncured title defects or environmental defects (the “Purchase Price”).  Upon executing the Agreement, CNRL delivered to a third party escrow agent a letter of credit in the amount of Cdn$8,200,000 (the “Deposit”).

The Agreement contains customary representations and warranties and covenants.  Among other things, closing of the transaction is conditional on: (i) the representations and warranties of LPR Canada and CNRL in the Agreement being true in all material respects; (ii) all obligations of LPR Canada and CNRL required to be performed under the Agreement prior to closing having been performed; (iii) all preferential, pre-emptive or first purchase rights of third parties having been exercised or waived; and (iv) satisfaction of the applicable requirements of the Competition Act (Canada).

The Agreement provides LPR Canada and CNRL certain termination rights, including, among others: (i) the parties may terminate by mutual consent; (ii) LPR Canada may terminate if, on or before the closing, the sum of the aggregate uncured title defects and aggregate cost of resolving identified uncured environmental defects exceeds 8% of the Purchase Price; (iii) CNRL may terminate if, on or before closing, the sum of the aggregate uncured title defects and aggregate cost of resolving identified uncured environmental defects exceeds 15% of the Purchase Price; (iv) LPR Canada may terminate if, at or prior to the closing all representations and warranties of CNRL are not true in all material respects, or if CNRL has not performed all of its obligations set forth in the Agreement in all material respects; and (v) CNRL may terminate if, at or prior to the closing all representations and warranties of LPR Canada are not true in all material respects, or if LPR Canada has not performed all of its obligations set forth in the Agreement in all material respects. LPR Canada may retain the Deposit if the Agreement is terminated for any reason other than as set forth in clauses (i), (ii), (iii) or (v) above.

The foregoing is not a complete description of all of the terms and provisions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.                                        Results of Operations and Financial Condition.

On November 13, 2012, Lone Pine Resources Inc. issued a press release, attached hereto as Exhibit 99.1, announcing its financial and operational results for the third quarter 2012. The press release contains certain non-GAAP financial information. The reconciliation of such information to GAAP financial measures is included in the release.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 7.01.                                        Regulation FD Disclosure.

On November 13, 2012, Lone Pine Resources Inc. issued a press release, attached hereto as Exhibit 99.2, announcing that LPR Canada had entered into the Agreement to sell the Wild River Assets.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1*	Agreement for Purchase and Sale, dated as of November 13, 2012, by and between Lone Pine Resources Canada Ltd. and Canadian Natural Resources Limited.
99.1	Press Release of Lone Pine Resources Inc. dated November 13, 2012.
99.2	Press Release of Lone Pine Resources Inc. dated November 13, 2012.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated:	November 13, 2012	By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Agreement for Purchase and Sale, dated as of November 13, 2012, by and between Lone Pine Resources Canada Ltd. and Canadian Natural Resources Limited.
99.1	Press Release of Lone Pine Resources Inc. dated November 13, 2012.
99.2	Press Release of Lone Pine Resources Inc. dated November 13, 2012.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request.